UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2020

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

2700 Napa Valley Corporate Drive, Suite B, Napa, California 94558
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On December 22, 2020, the Board of Directors of Crimson Wine Group, Ltd. (the “Company”), based on the recommendation of the Audit Committee of the Board of Directors (the “Audit Committee”) and in consultation with management, concluded that its unaudited interim condensed consolidated financial statements for the three months ended March 31, 2020, the three and six months ended June 30, 2020 and the three and nine months ended September 30, 2020 (collectively, the “Interim 2020 Quarterly Financial Statements”), and its audited consolidated financial statements for the years ended December 31, 2017, 2018 and 2019, can no longer be relied upon as the result of material accounting errors identified by management.
The errors relate to the allocation of costs to bulk wine inventory, which, in turn, affect the Company’s reported cost of sales. As a result of these errors, the consolidated financial statements for the periods cited above will be restated. The restatements are expected to correct errors that overstated previously reported inventories and understated cost of sales for the three months ended March 31, 2020, the three and six months ended June 30, 2020, the three and nine months ended September 30, 2020, and for the years ended December 31, 2017, 2018 and 2019. Accordingly, investors should no longer rely on the Company’s historical consolidated financial statements, earnings releases and similar communications relating to these periods.
Based on preliminary findings, these errors were identified beginning in vintages prior to 2017. The Company anticipates that the correction of the misstatements described above will result in a decrease in the Company’s net earnings for the periods discussed above as well as an adjustment to increase the opening accumulated deficit balance as of January 1, 2017. The Audit Committee will retain independent accounting advisors to assist in the review process. The Company cannot quantify the amount of the corrections until the Audit Committee has concluded its independent review. The Company does not anticipate that the restatement will cause any changes to the previously reported cash and debt balances as of the end of each of the periods being restated. In addition, the Company expects to maintain compliance with its debt covenants based on a preliminary review of the covenant calculations for all of the impacted periods.
The Company’s management is evaluating the implications of the restatements described above on its internal control over financial reporting. Upon completion of the independent review, the Company expects to report one or more material weaknesses in the Company’s internal control over financial reporting.
While the Company is not currently aware of other accounting errors requiring adjustment to any prior period consolidated financial statements, there can be no assurances that the Company or its independent registered public accounting firm will not find additional accounting errors requiring further adjustments in those or earlier periods.
At the conclusion of the independent review, the Company intends to file amended Quarterly Reports on Form 10-Q for the first three quarters of the year ending December 31, 2020 and an amended Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) which will include restated fiscal years ended December 31, 2017, 2018 and 2019. At this time, however, the Company cannot predict with certainty when the independent review will be completed.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with BPM LLP, the Company’s current independent registered public accounting firm and Moss Adams LLP, the Company’s independent registered accounting firm for the year ended December 31, 2017.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. In some cases, forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Risks, uncertainties and assumptions that could affect the Company’s forward-looking statements include, among other things, the Company’s plans and expectations, materiality or significance of the accounting errors, which are management’s best estimates as of the date hereof, any anticipated conclusions of the Company or the Audit Committee, completion of the Audit Committee’s independent review and the completion of the restatements described above. Other risks and uncertainties include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. Unless required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2020

CRIMSON WINE GROUP, LTD.

By: /s/ Karen L. Diepholz
Name: Karen L. Diepholz
Title: Chief Financial Officer